SELECTED FINANCIAL RATIOS

                                   As of and for the nine
                                        months ended
                                        September 30,
                                     2004          2003
                                         (unaudited)

SIGNIFICANT OPERATING RATIOS BASED ON EARNINGS
Return on average assets                 1.30 %        1.33
Return on average equity                15.92         16.08
Net interest margin                      4.60          4.93
Efficiency ratio                        62.31         62.31

------------------------------------------------------------

SIGNIFICANT CAPITAL RATIOS
Average equity to average assets         8.20 %        8.27
Equity to assets at period end           8.16          7.98
Tier 1 risk based capital                9.44          9.32
Total risk based capital                10.49         10.36
Tier 1 leverage ratio                    7.75          7.50

------------------------------------------------------------

SIGNIFICANT CREDIT QUALITY RATIOS
Nonaccrual loans to total assets         0.36 %        0.59
Net charge-offs to average loans
      less mortgage loans held for sale  0.27          0.38



Bank Notes
--------------------------------------------------------------------------------


Palmetto Trust & Investment Services Opens New Office

Palmetto Trust & Investment Services, a division of The Palmetto Bank, held a ribbon-cutting ceremony to celebrate the opening of a new trust and investment office located at 113-A Main Street in Fountain Inn on September 15. Financial Advisor Peggy Soley, will manage the new location, serving clients in Fountain Inn and Simpsonville.

Chad Dalton Appointed Regional Executive - Spartanburg & Cherokee Counties

Charles B. (Chad) Dalton has been appointed Senior Vice President and Regional Executive for Spartanburg and Cherokee counties. Dalton's new role includes responsibility for three branches in Spartanburg as well as retail offices in Blacksburg, Duncan, Gaffney and Inman.

New PRIMEaccess Card Introduced

The Palmetto Bank has introduced an innovative product that makes it easy for home equity customers to tap into their line of credit. Bank customers now have the added convenience of using the new Palmetto Bank PRIMEaccess Card which is accepted at most retail Visa locations such as department stores, home improvement stores, grocery stores and restaurants.

New ATM Open in Simpsonville

In addition to the existing full-service branch office located at 106 West College Street in Simpsonville, The Palmetto Bank recently added a new stand-alone drive up ATM in the Spinx parking lot at 697 Fairview Road in Simpsonville.

Palmetto Bancshares, Inc.
LETTER TO SHAREHOLDERS
Third Quarter 2004
--------------------------------------------------------------------------------


To Our Shareholders:

We are pleased to provide a report on Palmetto Bancshares, Inc. for the third quarter and for the nine-months period ending September 30, 2004. It was our best quarter thus far this year with net income of $3.2 million, showing a 10% increase over third quarter 2003. For the nine-months period, net income of $9.0 million was a 6% increase over the same period in 2003. On a fully diluted basis, net income per share for the quarter rose 9% to $.49 compared to $.45 for 2003, and for the nine months net income per share fully diluted was $1.41compared to $1.32, an increase of 7%. Through the first nine months of the year, profitability for the company has resulted in a return on average equity of 15.92% and a return on average assets of 1.30%.

We are very pleased with the third-quarter and nine-months results at a time when net interest margin continues under pressure from a low interest rate environment. The Federal Reserve's recent moves to increase short-term rates, while not reversing this trend, should provide some improvement in margin levels going forward. Net interest income after the loan loss provision for the nine months improved by 3% to $27.4 million, and for the quarter posted an increase of 8%, reflecting the added growth in loans and securities. Expense control continues to be critical to bottom line results and for the three-month period and nine months ending September 30, we are pleased with modest increases of 1% and 2%, respectively, to non-interest expense.

Total assets at September 30, 2004, were $965.8 million, a 9% increase of $83 million over the same period for 2003. Exceptionally strong growth for the nine months was due to increases in investment securities of $38.l million and $76.2 million in loan portfolio growth. While loan growth in the first nine months has been substantial, credit quality is excellent and continues to show improvement over 2003. Non-performing loans to total loans has declined from .77% in 2003 to ..46% at September 30, 2004, and net charge-offs to average loans has shown a continued decline to .27% compared to .38% for 2003. These ratios are excellent in comparison with other peer banks. Delinquency ratios on loans in the retail bank continue among our best in recent years at .74% for loans over 30 days past due. The loan loss reserve has been increased by 12.8% at September 30, 2004 over September 30, 2003 to $8.2 million, reflecting the added growth to loans this year.

Deposit growth thus far this year reflects the challenge of protecting margins while growing deposits in a low interest rate environment. Traditional deposits secured through our 30 retail banking offices in Upstate South Carolina have grown $15.8 million thus far in 2004, a 2% increase over September 2003. A successful offer of our popular step-up certificate of deposit added $10 million in growth in the summer months. To close the gap for projected deposit growth at year-end, The Palmetto Bank is currently offering an exceptional value in a certificate of deposit for 15 months at an APY of 3.11%-the most competitive term and rate in our market. We hope you will take advantage of this offer while it lasts. Non-traditional sources of funds have provided funding for strong asset growth of 9.4% in the first nine months. Through our commercial paper program, retail repurchase agreements, use of the Atlanta Federal Home Loan Bank and traditional core deposits, we will continue to support asset growth with the most advantageous funding available.

We remain optimistic for good results in the remaining quarter of 2004. Asset quality and asset growth have been significant components to our operating plan in 2004. Thus far we are pleased with the results. As we enter The Palmetto Bank's 99th year, we are mindful of our rich heritage in serving the Upstate and the important role your support plays in our future.

Sincerely,

L. Leon Patterson
Chairman and Chief Executive Officer


                       Consolidated Balance Sheets
                    (in thousands, except share data)

                                                                     September 30,
                                                                   2004            2003
                                                               -----------      ----------
                                                                         (unaudited)
Assets
Cash and due from banks                                           $ 27,935         32,898
Federal funds sold                                                     976         24,745
                                                               -----------      ---------
    Cash and cash equivalents                                       28,911         57,643

Federal Home Loan Bank (FHLB) stock, at cost                         2,725          1,868
Investment securities available for sale at fair market value      148,611        110,506
Mortgage loans held for sale                                         3,560          8,363

Loans                                                              747,010        670,850
    Less allowance for loan losses                                  (8,170)        (7,241)
                                                               -----------      ---------
       Loans, net                                                  738,840        663,609

Premises and equipment, net                                         22,214         21,378
Accrued interest receivable                                          4,087          3,880
Other assets                                                        16,851         15,527
                                                               -----------      ---------
         Total assets                                             $965,799        882,774
                                                               ===========      =========


Liabilities and shareholders' equity
Liabilities
Deposits
    Noninterest-bearing                                          $ 124,136        118,710
    Interest-bearing                                               659,109        648,771
                                                               -----------      ---------
       Total deposits                                              783,245        767,481

Retail repurchase agreements                                        19,779         15,373
Commercial paper (Master notes)                                     16,564         21,750
Federal funds purchased                                              7,070              -
FHLB Advances                                                       54,500              -
Other liabilities                                                    5,800          7,766
                                                               -----------      ---------
       Total liabilities                                           886,958        812,370
                                                               -----------      ---------

Shareholders' equity
Common stock - par value $5.00 per share;  authorized 10,000,000 shares; issued and outstanding 6,281,185 and 6,256,624
    at September 30, 2004 and September 30, 2003, respectively.     31,406         31,283
Capital surplus                                                        358            244
Retained earnings                                                   45,794         37,967
Accumulated other comprehensive income, net of tax                   1,283            910
                                                               -----------      ---------
       Total shareholders' equity                                   78,841         70,404
                                                               -----------      ---------

         Total liabilities and shareholders' equity              $ 965,799        882,774
                                                               ===========      =========
Assets under management
    Palmetto Bancshares, Inc. and subsidiary                     $ 965,799        882,774
    Trust                                                          260,132        246,725
    Investment                                                     136,930        100,790
    Mortgage loans serviced for others                             267,264        270,634
                                                               -----------      ---------
       Total assets under management                           $ 1,630,125      1,500,923
                                                               ===========      =========

                                        Consolidated Statements of Income
                                         (in thousands, except share data)

                                                         For the three months        For the nine,months
                                                         ended September 30,         ended September 30,
                                                            2004        2003           2004        2003
                                                          --------    --------        -------     -------
                                                              (unaudited)                  (unaudited)
Interest income
    Interest and fees on loans                            $ 11,542      11,510         34,045      34,682
    Interest and dividends on investment
       securities available for sale                         1,368         689          3,337       2,567
    Interest on federal funds sold                               7          48             36         111
    Dividends on FHLB stock                                     21          18             60          60
                                                          --------     -------        -------     --------
         Total interest income                              12,938      12,265         37,478      37,420

Interest expense
    Interest on deposits, including retail
       repurchase agreements                                 2,581       2,642          7,474       8,134
    Interest on securities sold under agreements
          to repurchase and reverse repurchase agreements        -           -             32           -
    Interest on federal funds purchased                         23           7             54          19
    Interest on FHLB advances                                  259           -            304           -
    Interest on commercial paper (Master notes)                 30          28             75          80
                                                          --------     -------        -------     --------
         Total interest expense                              2,893       2,677          7,939       8,233
                                                          --------     -------        -------     --------

            Net interest income                             10,045       9,588         29,539      29,187

Provision for loan losses                                      650         900          2,150       2,700
                                                          --------     -------        -------     --------

            Net interest income after provision for
               loan losses                                   9,395       8,688         27,389      26,487

Noninterest income
    Service charges on deposit accounts                      2,164       2,196          6,444       6,417
    Net fees for trust and brokerage services                  666         671          2,104       1,941
    Mortgage banking income                                    213         219            539         305
    Investment securities gains                                (18)         81             90         362
    Other                                                      710         673          2,131       1,997
                                                          --------     -------        -------     --------
         Total noninterest income                            3,735       3,840         11,308      11,022

Noninterest expense
    Salaries and other personnel                             4,617       4,869         14,302      14,349
    Occupancy                                                  591         583          1,780       1,691
    Furniture and equipment                                    878         884          2,616       2,536
    Postage and supplies                                       301         318            895       1,123
    Marketing and advertising                                  285         195            871         632
    Telephone                                                  189         185            558         557
    Professional services                                      238          51            650         335
    Other                                                    1,401       1,351          3,828       3,898
                                                          --------     -------        -------     --------
         Total noninterest expense                           8,500       8,436         25,500      25,121
                                                          --------     -------        -------     --------

            Income before income taxes                       4,630       4,092         13,197      12,388

Provision for income taxes                                   1,482       1,235          4,223       3,921
                                                          --------     -------        -------     --------

            Net income                                     $ 3,148       2,857          8,974       8,467
                                                          ========     =======        =======     ========

Share Data
    Net income - Basic                                      $ 0.50        0.46           1.43        1.34
    Net income - Diluted                                      0.49        0.45           1.41        1.32
    Cash dividends                                            0.14        0.12           0.42        0.36
    Book value                                               12.55       11.25          12.55       11.25
    Weighted average common shares outstanding -
       basic                                             6,272,918   6,273,780      6,267,991   6,315,334
    Weighted average common shares outstanding -
       diluted                                           6,382,823   6,370,340      6,378,884   6,410,952
